Exhibit 16.1

11550 Fuqua St., Ste. 475 Houston, Texas 77034 281-481-1040 Main hlb-cpa.com

July 8, 2026

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read the statements made by Stabilis Solutions, Inc. included under Item 4.01 of its Current Report on Form 8-K dated July 8, 2026 to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Ham, Langston & Brezina, L.L.P.

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